As filed with the Securities and Exchange Commission on November 5, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SandRidge Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1311	20-8084793
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1601 N.W. Expressway, Suite 1600
Oklahoma City, Oklahoma 73118
(405) 753-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tom L. Ward
Chairman, Chief Executive Officer and President
1601 N.W. Expressway, Suite 1600
Oklahoma City, Oklahoma 73118
(405) 753-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Vinson & Elkins L.L.P. 2500 First City Tower, 1001 Fannin Houston, Texas 77002 (713) 758-2222 Attn: T. Mark Kelly	Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000 Attn: Richard D. Truesdell, Jr., Esq.

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate Offering	Registration
Securities to be Registered	Price(1)(2)	Fee(3)
Common stock, par value $0.001	$139,279,000	$4,276

(1)	Includes common stock issuable upon the exercise of the underwriters’ over-allotment option.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	The registrant previously registered an aggregate of $702,588,000 of common stock on its Registration Statement on Form S-1 (File No. 333-144004), for which a filing fee of $21,569 was paid.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SandRidge Energy, Inc., a Delaware corporation, is filing this registration statement with respect to the registration of additional shares of common stock pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the registration statement on Form S-1 (Registration No. 333-144004), initially filed with the Securities and Exchange Commission on June 22, 2007, as amended by Amendment No. 1 thereto filed on August 3, 2007, Amendment No. 2 thereto filed on September 4, 2007, Amendment No. 3 thereto filed on October 4, 2007 and Amendment No. 4 thereto filed on October 23, 2007 which was declared effective on November 5, 2007, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits and Financial Statement Schedules

a.	Exhibits:

5	.1*	—	Opinion of Vinson & Elkins L.L.P.
23	.1*	—	Consent of PricewaterhouseCoopers LLP
23	.2*	—	Consent of Grant Thornton LLP
23.3		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23	.4*	—	Consent of Netherland, Sewell & Associates, Inc.
23	.5*	—	Consent of DeGolyer & MacNaughton
23	.6*	—	Consent of Harper & Associates, Inc.
24.1		—	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-144004) initially filed with the Commission on June 22, 2007 and incorporated by reference herein)

*	Filed herewith

b. Financial Statement Schedules

None.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma, in the State of Oklahoma on November 5, 2007.

SANDRIDGE ENERGY, INC.

By:	*
Name: Tom L. Ward

Title:	President, Chief Executive Officer
And Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Tom L. Ward	President, Chief Executive Officer And Chairman of the Board (Principal Executive Officer)	November 5, 2007

* Dirk M. Van Doren	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	November 5, 2007

* Randall D. Cooley	Vice President of Accounting (Principal Accounting Officer)	November 5, 2007

* Dan Jordan	Director	November 5, 2007

* Bill Gilliland	Director	November 5, 2007

* Roy T. Oliver, Jr.	Director	November 5, 2007

* D. Dwight Scott	Director	November 5, 2007

* Jeff Serota	Director	November 5, 2007

* By	/s/ V. Bruce Thompson
V. Bruce Thompson, Attorney-in-fact

II-2

EXHIBIT INDEX

5	.1*	—	Opinion of Vinson & Elkins L.L.P.
23	.1*	—	Consent of PricewaterhouseCoopers LLP
23	.2*	—	Consent of Grant Thornton LLP
23.3		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23	.4*	—	Consent of Netherland, Sewell & Associates, Inc.
23	.5*	—	Consent of DeGolyer & MacNaughton
23	.6*	—	Consent of Harper & Associates, Inc.
24.1		—	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-144004) initially filed with the Commission on June 22, 2007 and incorporated by reference herein)

*	Filed herewith